UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 20, 2005

(Date of earliest event reported)

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33277	52-1522627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, including Zip Code)

(513) 768-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreements with the Chairman and President and Chief Executive Officer

At its meeting on July 20, 2005, the Compensation Committee of the Board of Directors (the “Board”) of Alderwoods Group, Inc. (the “Company”) recommended that the Board adopt amended and restated employment agreements between Alderwoods Group Canada Inc., the Company’s wholly owned subsidiary (“Alderwoods Canada”), and each of John S. Lacey, the Company’s Chairman of the Board, and Paul A. Houston, the Company’s President and Chief Executive Officer.  On July 21, 2005, the Board adopted the amended and restated employment agreements with each of Mr. Lacey and Mr. Houston, effective as of August 1, 2005.  Mr. Lacey’s employment agreement extends through July 31, 2008.  Mr. Houston’s employment agreement extends through March 31, 2008.  If either executive officer terminates his employment prior to such applicable date, the term of the applicable employment agreement will end on the date of such termination.  Under his employment agreement, Mr. Lacey will receive a base salary at the rate of $305,000 per annum for the remainder of calendar year 2005, $425,000 per annum for 2006 and $450,000 per annum for 2007 and for the portion of 2008 during which he is employed.  Under his employment agreement, Mr. Houston will receive a base salary at the rate of $755,000 per annum for the remainder of calendar year 2005 and $800,000 for each of 2006 and 2007 and for the portion of 2008 during which he is employed.  Base salary is subject to periodic review by the Compensation Committee.  Under the terms of their respective employment agreements, each executive officer has, for specified periods, an annual bonus opportunity under the Company’s short term incentive plan based on achievement of financial performance goals determined from time to time pursuant to that plan.  Mr. Lacey has an annual bonus opportunity of up to 100% of base salary during calendar year 2005.  Mr. Houston has an annual bonus opportunity of up to 100% of base salary for calendar year 2005, and 150% of base salary for each of calendar years 2006 and 2007.  Each employment agreement provides for customary executive benefits.  The agreements also specify that the executive will receive the stock option grants described below and the he will not receive any further grants of stock options during the term of the agreement unless determined by the Board in its sole discretion.

Under the terms of their respective employment agreements, and pursuant to action by the Board, each of Mr. Lacey and Mr. Houston will be paid his portion of the maximum award pool relating to the Net Debt reduction goals under the 2003-2005 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc. (the “2003-2005 Plan”) on August 1, 2005 as described more fully under “Amendment of 2003-2005 Executive Strategic Incentive Plan” below.  Both executive officers will also be eligible to participate in the 2005-2007 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc. (the “2005-2007 Plan”).  From and after August 10, 2005 and until April 10, 2006 (the “Subsequent Purchase Date”) each of Mr. Lacey and Mr. Houston must hold 100,000 shares of the Company’s common stock.  From and after the Subsequent Purchase Date and during the remaining term of his respective employment agreement, each of Mr. Lacey and Mr. Houston must hold 200,000 shares of the Company’s common stock.  Pursuant to his respective employment agreement, and in connection with these stock ownership requirements, each of Mr. Lacey and Mr. Houston is required, on or prior to August 10, 2005, to acquire 100,000 shares of the Company’s common stock with the proceeds he receives under the 2003-2005 Plan and to acquire an additional 100,000 shares of the Company’s common stock on or prior to April 10, 2006.

If Mr. Lacey is terminated without cause, he will be entitled to severance benefits in the amount of 24 months’ base salary paid in a lump sum; the replacement value (calculated over 24 months following termination) of all of his benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination); the amount of any unpaid bonus under the Company’s short term incentive plan that would have been paid for calendar year 2005 without regard to financial performance, prorated on the basis of the number of days that he has been employed during the year up to and including the date of termination; the amount of any unpaid salary or vacation earned up to the date of termination; and a lump sum retiring allowance equal to the greater of (i) $500,000 and (ii) 15% of the sum of (a) his current annual salary plus (b) the average of his annual short term incentive plan payments over the preceding 36 months, for each year of his total service with the Company and with the Company’s predecessor, up to a maximum of 50% of such sum.  In addition, Mr. Lacey will be allowed to exercise all stock options or share appreciation rights, whether vested or not, including shares with respect to which such options would not otherwise be exercisable on such termination.  If Mr. Houston is terminated without cause, he will be entitled to severance benefits in the amount of 24 months’ base salary paid in a lump sum; the replacement value (calculated over 24 months following termination) of all of the executive officer’s benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination); the amount of any unpaid bonus under the Company’s short term incentive plan that would have been paid for any calendar year prior to December 31, 2007 without regard to financial performance, prorated on the basis of the number of days that he has been employed during the year up to and including the date of termination; the amount of any unpaid salary or vacation earned up to the date of termination; and a lump sum retiring allowance equal to 15% of the sum of (i) his current annual salary plus (ii) the average of his annual short term incentive plan payments over the preceding 36 months, for each year of his total service with the Company and with the Company’s predecessor, up to a maximum of 100% of such sum.  In addition, Mr. Houston will be allowed to exercise all stock options or share appreciation rights, whether vested or not, including shares with respect to which such options would not otherwise be exercisable on such termination.  If either Mr. Lacey or Mr. Houston terminates his respective employment agreement upon proper notice or the end of the term of his agreement, he will be entitled to the unpaid portion of his base salary up to and including the date of termination and the lump sum retiring allowance described above for him.

In the event of a change in control (as defined in their respective employment agreements), each of Mr. Lacey and Mr. Houston will be entitled to the same severance benefits described above if, within two years after the change in control, he is terminated without cause or if he resigns because of certain adverse changes in his compensation, benefits or position.  In addition, if an agreement that would result in a change in control is entered into, each executive officer may submit his resignation for any reason prior to, but effective upon, the date of the change in control and receive the severance benefits described above.  The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

Mr. Lacey’s and Mr. Houston’s employment agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Employment Agreements with Executive Vice President, Chief Financial Officer and Executive Vice President, Chief Information Officer

At its meeting on July 20, 2005, the Compensation Committee of the Board recommended that the Board adopt amended and restated employment agreements between Alderwoods Canada and each of Kenneth A. Sloan, the Company’s Executive Vice President, Chief Financial Officer, and Ross A. Caradonna, the Company’s Executive Vice President, Chief Information Officer.  On July 21, 2005, the Board adopted the amended and restated employment agreements with each of Mr. Sloan and Mr. Caradonna, effective as of August 1, 2005.  Mr. Sloan’s employment agreement is for a an initial term (an “Initial Term”) ending December 31, 2008 after which it is automatically extended for a period (a “Notice Period”) ending on March 31, 2009.  Mr. Caradonna’s employment agreement is for a an Initial Term ending December 31, 2008 after which it is automatically extended for a Notice Period ending on June 30, 2009.  If either executive officer terminates his employment prior to the end of the Initial Term or Notice Period, the term of the applicable employment agreement will end on the date of such termination.  Mr. Sloan’s minimum annual base salary will be set at $345,000, which, beginning on May 1, 2006, will be subject to review and improvement on a periodic basis during the Initial Term.  Mr. Caradonna’s minimum annual base salary will be set at $251,689, which, beginning on May 1, 2006, will be subject to review and improvement on a periodic basis during the Initial Term.  During his respective Notice Period, each executive officer will be paid a salary equal to that which was payable at the end of the Initial Term.  The agreements of Messrs. Sloan and Caradonna also allow each of them to participate in the short term incentive plan adopted by the Company from time to time and provide for customary executive benefits.  The agreements also specify that the executive will receive the stock option grants described below and the he will not receive any further grants of stock options during the term of the agreement unless determined by the Board in its sole discretion.

Under the terms of his employment agreement, and pursuant to action by the Board, Mr. Sloan will be paid his portion of the maximum award pool relating to the Net Debt reduction goals under the 2003-2005 Plan on August 1, 2005, as described more fully under “Amendment of 2003-2005 Executive Strategic Incentive Plan” below.  Both executive officers will be eligible to participate in the 2005-2007 Plan.  From and after August 1, 2005 and during the remaining term of the respective employment agreement, each of Mr. Sloan and Mr. Caradonna must hold 40,000 shares of the Company’s common stock.  Such common stock may be:  (i) stock acquired by the executive officer and owned by him outright; (ii) stock acquired and held through the Company’s Employee Stock Purchase Plan; or (iii) stock underlying vested stock options and restricted stock units.

The employment agreements of Messrs. Sloan and Caradonna provide these executive officers with certain termination benefits.  Under their employment agreements, Messrs. Sloan and Caradonna are entitled to a lump sum payment equal to 24 months’ base salary and a prorated bonus for the year of termination and any amount of unpaid salary or vacation earned up to and including the date of termination if the executive officer’s employment is terminated (not following a “change in control,” as defined in the respective employment agreements) for any reason other than termination for cause or voluntary resignation.  Each of the employment agreements provides that in the event a change in control of the Company occurs and, within two years of the effective date of the change in control, the executive officer’s employment is terminated without cause or by reason of constructive discharge, the executive officer will be entitled to a lump sum payment equal to 24 months’ base salary, the replacement value (calculated over 24 months following termination) of all of the executive officer’s benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination), and exercise all stock options or share appreciation rights, whether vested or not, granted to the executive officer (including shares with respect to which such options would not otherwise be exercisable on such resignation or termination).  Also, each executive officer will be entitled to two times the amount of incentive pay (in an amount equal to not less than the highest aggregate incentive pay earned by the executive officer in any of the three fiscal years immediately preceding the year in which the change in control occurred) and the amount of any unpaid bonus under the Company’s short term incentive plan earned by the executive officer for a completed year calculated on a prorated basis, plus any unpaid salary or vacation earned by the executive officer up to and including the date of termination.  These employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

Mr. Sloan’s and Mr. Caradonna’s employment agreements are attached to this Current Report on Form 8-K as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Amendment of 2003-2005 Executive Strategic Incentive Plan

At its meeting on July 20, 2005, the Compensation Committee of the Board recommended that the Board adopt an amendment to the 2003-2005 Plan (the “2003-2005 Plan Amendment”) to accelerate payout of benefits relating to the Net Debt reduction goals under the 2003-2005 Plan.  On July 21, 2005, the Board adopted the 2003-2005 Plan Amendment.  Pursuant to the 2003-2005 Plan Amendment, the maximum award pool relating to the Net Debt reduction goals will be payable to each applicable participant on August 1, 2005.

The 2003-2005 Plan Amendment is attached to this Current Report on Form 8-K as Exhibit 10.5, and is incorporated herein by reference.

2005-2007 Executive Strategic Incentive Plan

At its meeting on July 20, 2005, in order to motivate and reward the senior management team, the Compensation Committee of the Board recommended that the Board adopt the 2005-2007 Plan.  On July 21, 2005, the Board adopted the 2005-2007 Plan, effective August 1, 2005.  Messrs. Lacey, Houston, Sloan and Caradonna are the participants in the 2005-2007 Plan.  Under the 2005-2007 Plan, the participants have the opportunity to earn cash awards based on increases in shareholder value, as measured by the price of the Company’s common stock as described below.  The Compensation Committee, which administers the 2005-2007 Plan, may modify the performance measure or the related targets and minimum acceptable levels of achievement if the Committee determines that, due to a change in the Company’s business or other events or circumstances, the performance measure or the applicable levels of performance become unsuitable.  Any awards under the 2005-2007 Plan will be paid in cash as soon as possible after December 31, 2007, but no later than March 15, 2008.

Awards under the Plan will be earned based on the average price of the Company’s common stock for the period from December 1, 2007 to December 31, 2007 as follows: threshold — $17; target — $18; stretch #1 — $19; and stretch #2 — $20+.  If the stock price is above the threshold level, an incentive pool will be funded as follows: threshold — $5.6 million; target — $8.0 million; stretch #1 — $9.6 million; and stretch #2 — $11.2 million+.  If the stock price is between one of these levels, or exceeds $20, the amount of the incentive pool is calculated using a pro-rata formula.  If the stock price exceeds $20, the incentive pool will increase by $1.6 million for each dollar increase in stock price.  There is no limit on the amount of awards that can be earned under the 2005-2007 Plan.  Each participant is awarded a percentage of the incentive pool as follows: Mr. Lacey — 20%; Mr. Houston — 35%; Mr. Sloan — 25%; and Mr. Caradonna — 20%.

If a participant is terminated without just cause, resigns with stated good reason, dies or becomes totally disabled prior to December 31, 2007, he is entitled to a pro-rata share of any applicable cash award under the 2005-2007 Plan based on his service from August 1, 2005 to the date of his termination, resignation, retirement, death or total disability, payable after December 31, 2007.  Furthermore, in the event of a change in control (as defined in the participant’s respective employment agreement), the incentive pool and each participant’s award will be calculated based on the price of the Company’s common stock on the date of the change in control and all amounts will immediately vest and become payable to the participants within 30 days of the change in control.

The 2005-2007 Plan is attached to this Current Report on Form 8-K as Exhibit 10.6, and is incorporated herein by reference.

Stock Option and Restricted Stock Unit Awards to Directors and Named Executive Officers

At its meeting on July 20, 2005, the Compensation Committee of the Board authorized, pursuant to the Company’s 2005 Equity Incentive Plan, the grant, effective as of July 26, 2005, of (i) options to purchase shares of common stock to non-employee directors and executive officers named under the heading “Summary Compensation Table” in the “Executive Compensation” section of the Company’s proxy statement related to its 2005 Annual Meeting of Stockholders and (ii) restricted stock units to one of the named executive officers, in the amounts set forth below.

Non-Employee Director	Number of Shares Underlying Stock Options
Lloyd E. Campbell	35,000
Cheryl R. Cooper	65,000
Anthony G. Eames	35,000
Charles M. Elson	35,000
David R. Hilty	35,000
Olivia F. Kirtley	35,000
William R. Riedl	35,000
W. MacDonald Snow, Jr.	35,000

Named Executive Officer	Number of Shares Underlying Stock Options	Number of Restricted Stock Units
John S. Lacey Chairman of the Board	75,000	—
Paul A. Houston President and Chief Executive Officer	130,000	—
Kenneth A. Sloan Executive Vice President, Chief Financial Officer	120,000	—
Ross S. Caradonna Executive Vice President, Chief Information Officer	100,000	—
Aaron Shipper Senior Vice President, Advance Planning and President of Mayflower National Insurance Company	25,000	20,000

The forms of director stock option agreement, employee stock option agreement and restricted stock units agreement are attached to this Current Report on Form 8-K as Exhibits 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On July 25, 2005, the Company issued a press release announcing its second quarter unaudited financial results representing the 12 and 24 weeks ended June 18, 2005.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Item 2.02 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and John S. Lacey.

10.2	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Paul A. Houston.

10.3	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Kenneth A. Sloan.

10.4	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Ross S. Caradonna.

10.5	Amendment to the 2003-2005 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc.

10.6	2005-2007 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc.

10.7	Form of Director Non-Qualified Stock Option Agreement (2005 Equity Incentive Plan).

10.8	Form of Employee Non-Qualified Stock Option Agreement (2005 Equity Incentive Plan).

10.9	Form of Restricted Stock Units Agreement (2005 Equity Incentive Plan).

99.1	Press release, dated July 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alderwoods Group, Inc.
(Registrant)

By:	/s/ Ellen Neeman
Ellen Neeman
Senior Vice President, Legal & Compliance

Date:  July 25, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and John S. Lacey.

10.2	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Paul A. Houston.

10.3	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Kenneth A. Sloan.

10.4	Amended and Restated Employment Agreement effective as of August 1, 2005, by and between Alderwoods Group Canada Inc. and Ross S. Caradonna.

10.5	Amendment to the 2003-2005 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc.

10.6	2005-2007 Executive Strategic Incentive Plan of Alderwoods Group Canada Inc.

10.7	Form of Director Non-Qualified Stock Option Agreement (2005 Equity Incentive Plan).

10.8	Form of Employee Non-Qualified Stock Option Agreement (2005 Equity Incentive Plan).

10.9	Form of Restricted Stock Units Agreement (2005 Equity Incentive Plan).

99.1	Press release, dated July 25, 2005.